SCHEDULE A

As of September 1, 2015

Columbia Funds Variable Series Trust II

    Columbia Variable Portfolio – Balanced Fund

    Columbia Variable Portfolio – Cash Management Fund

    Columbia Variable Portfolio – Commodity Strategy Fund

    Columbia Variable Portfolio – Core Equity Fund

    Columbia Variable Portfolio – Dividend Opportunity Fund

    Columbia Variable Portfolio – Emerging Markets Fund

    Columbia Variable Portfolio – Emerging Markets Bond Fund

    Columbia Variable Portfolio – Global Bond Fund

    Columbia Variable Portfolio – High Yield Bond Fund

    Columbia Variable Portfolio – Income Opportunities Fund

    Columbia Variable Portfolio – Intermediate Bond Fund

    Columbia Variable Portfolio – Large Cap Growth Fund

    Columbia Variable Portfolio – Large Cap Index Fund

    Columbia Variable Portfolio – Large Core Quantitative Fund

    Columbia Variable Portfolio – Limited Duration Credit Fund

    Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund

    Columbia Variable Portfolio – Mid Cap Growth Fund

    Columbia Variable Portfolio – Mid Cap Value Fund

    Columbia Variable Portfolio – Select International Equity Fund

    Columbia Variable Portfolio – Select Large-Cap Value Fund

    Columbia Variable Portfolio – Select Smaller-Cap Value Fund

    Columbia Variable Portfolio – Seligman Global Technology Fund

    Columbia Variable Portfolio – U.S. Equities Fund

    Columbia Variable Portfolio – U.S. Government Mortgage Fund)

    Variable Portfolio – Aggressive Portfolio

    Variable Portfolio – American Century Diversified Bond Fund

    Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund

    Variable Portfolio – Columbia Wanger International Equities Fund

    Variable Portfolio – Conservative Portfolio

    Variable Portfolio – DFA International Value Fund

    Variable Portfolio – Eaton Vance Floating-Rate Income Fund

    Variable Portfolio – Holland Large Cap Growth Fund

    Variable Portfolio – Invesco International Growth Fund

    Variable Portfolio – J.P. Morgan Core Bond Fund

    Variable Portfolio – Jennison Mid Cap Growth Fund

    Variable Portfolio – Loomis Sayles Growth Fund

    Variable Portfolio – MFS Value Fund

    Variable Portfolio – Moderate Portfolio

    Variable Portfolio – Moderately Aggressive Portfolio

    Variable Portfolio – Moderately Conservative Portfolio

    Variable Portfolio – Morgan Stanley Global Real Estate Fund

    Variable Portfolio – NFJ Dividend Value Fund

    Variable Portfolio – Nuveen Winslow Large Cap Growth Fund

    Variable Portfolio – Partners Small Cap Growth Fund

    Variable Portfolio – Partners Small Cap Value Fund

    Variable Portfolio – Pyramis International Equity Fund

    Variable Portfolio – Sit Dividend Growth Fund

    Variable Portfolio – TCW Core Plus Fund

    Variable Portfolio – Victory Established Value Fund

    Variable Portfolio – Wells Fargo Short Duration Government Fund

Transfer and Dividend Disbursing Agent Agreement

SCHEDULE B

Payments under the Agreement to CMISC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

Transfer agency fees for each of Class 1, Class 2 and Class 3 shares shall be calculated at the annual rate of 0.06% of the net assets attributable to such class.

Transfer agency fees for Class 2 for Columbia VP – Managed Volatility Moderate Growth Fund, Variable Portfolio – Aggressive Portfolio, Variable Portfolio – Conservative Portfolio, Variable Portfolio –Moderate Portfolio, Variable Portfolio –Moderately Aggressive Portfolio and Variable Portfolio –Moderately Conservative Portfolio shall be calculated as follows:

0.00%—on assets invested in underlying funds that pay a transfer agency fee to CMISC; and

0.06%—on assets invested in securities (other than underlying mutual funds that pay a transfer agency fee to CMISC), including other funds that do not pay a transfer agency fee to CMISC, exchange-traded funds, derivatives and individual securities.

There is no Transfer agency services fee for Columbia VP – Core Equity Fund.

In addition, CMISC shall be entitled to retain as additional compensation for its services all CMISC revenues for fees for wire, telephone, and redemption orders, account transcripts due CMISC from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds’ independent accountants.

Except as expressly provided in the Agreement, CMISC shall not be entitled to reimbursement for out-of-pocket expenses. The Funds will promptly reimburse CMISC for any other unscheduled expenses incurred by CMISC whenever the Funds and CMISC mutually agree that such expenses are not otherwise properly borne by CMISC as part of its duties under the Agreement.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of September 1, 2015.

COLUMBIA FUNDS VARIABLE SERIES TRUST II

on behalf of its respective series listed on Schedule A

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name:	Lyn Kephart-Strong
Title:	President